CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plasma Innovative Inc.

Kennett Square, PA

As independent registered public accountants, we hereby consent to the use of our report dated September 24, 2021, with respect to the financial statements of Plasma Innovative Inc. as of August 31, 2021 and for the period from July 22, 2021 (inception) through August 31, 2021 in in this Registration Statement on Form S-1/A Amendment no. 2. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 19, 2021